UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 24, 2006 (May 19, 2006)

RURBAN FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Ohio	0-13507	34-1395608

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

401 Clinton Street, Defiance, Ohio 43512

(Address of principal executive offices) (Zip Code)

(419) 783-8950

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
On May 19, 2006, Rurbanc Data Services, Inc. (“RDSI”), the bank data processing subsidiary of Rurban Financial Corp. (“Rurban”), entered into a Stock Purchase Agreement with Lance Thompson and Robert Church (collectively, the “Shareholders”), which provides for the acquisition by RDSI of Diverse Computer Marketers, Inc., headquartered in Lansing, Michigan, and a related company, DCM Indiana, Inc., located in Indianapolis, Indiana (collectively, the “DCM Companies”). Under the terms of the Stock Purchase Agreement, RDSI will acquire all of the outstanding stock of the DCM Companies from the Shareholders for an aggregate purchase price of $7 million, less the amount of any indebtedness of the DCM Companies on the closing date and certain other adjustments set forth in the Stock Purchase Agreement. An additional $250,000 is payable to the Shareholders contingent upon the continuation of profitable growth over the first year of combined operations. The entire purchase price will be paid in cash.
The acquisition is expected to close during the third quarter of 2006, and is subject to approval by regulatory authorities and the satisfaction of other customary conditions set forth in the Stock Purchase Agreement. Upon completion of the acquisition, the DCM Companies will operate as subsidiaries of RDSI.
The information set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.
On May 22, 2006, Rurban issued a press release announcing the execution of the Stock Purchase Agreement. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
Cautionary Statement
The Stock Purchase Agreement, which has been included to provide investors with information regarding its terms, contains representations and warranties of each of the parties thereto. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties delivered in connection with the execution of the Stock Purchase Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, or for any other purpose, at the time they were made or otherwise.

Item 9.01 Financial Statements and Exhibits.
(a) Not Applicable
(b) Not Applicable
(c) Not Applicable
(d) Exhibits

Exhibit No.	Description
2.1	Stock Purchase Agreement, dated as of May 19, 2006, by and among Rurbanc Data Services, Inc., Lance Thompson and Robert Church

99.1	Press Release dated May 22, 2006
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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RURBAN FINANCIAL CORP.
Dated: May 24, 2006	By:	/s/ Duane L. Sinn

Duane L. Sinn Chief Financial Officer

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated May 24, 2006
Rurban Financial Corp.

Exhibit No.	Description
2.1	Stock Purchase Agreement, dated as of May 19, 2006, by and among Rurbanc Data Services, Inc., Lance Thompson and Robert Church

99.1	Press Release dated May 22, 2006

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